News
For Immediate Release

El Paso Corporation Announces Cash Tender Offers for Senior Notes

HOUSTON, TEXAS, December 2, 2010—El Paso Corporation (NYSE: EP) today announced the commencement of cash tender offers to purchase the seven series of its outstanding senior notes listed in the table below.  The specific terms and conditions of the tender offers are described in the Offer to Purchase dated December 2, 2010.  The tender offers will expire at 11:59 p.m., New York City time, on December 30, 2010 (such date and time, as it may be extended, the “Expiration Date”).

Title of Notes	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration(1)	Early Tender Payment(1)	Total Consideration(1)(2)

Any and All Notes:
12.000% Senior Notes due 2013	28336LBS7	$151,330,000	1	$1,230.00	$30.00	$1,260.00
8.250% Senior Notes due 2016	28336LBT5	$500,000,000	1	$1,145.00	$30.00	$1,175.00

Maximum Tender Offer Notes:
7.000% Senior Notes due 2011	28336LAB5	$193,010,000	2	$990.00	$30.00	$1,020.00
7.625% Senior Notes due 2011	835415AJ9 (3)	$347,680,000	2	$1,002.50	$30.00	$1,032.50

9.625% Senior Notes due 2012	28336LAZ2	$49,110,000	3	$1,075.00	$30.00	$1,105.00
7.875% Senior Notes due 2012	28336LAE9	$229,000,000	3	$1,052.50	$30.00	$1,082.50
7.375% Senior Notes due 2012	28368EAB2 (4)	$131,480,000	3	$1,053.75	$30.00	$1,083.75
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(1)     Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)     Includes the Early Tender Payment.
(3)     The 7.625% Notes were issued by Sonat, Inc., which was merged into El Paso Energy Corporation, whose name was later changed to El Paso Corporation.
(4)     The 7.375% Notes were issued by El Paso Energy Corporation, whose name was later changed to El Paso Corporation.

Upon the terms and subject to the conditions described in the Offer to Purchase, El Paso is offering to purchase for cash:

•	any and all of the two series of notes identified as Any and All Notes in the table above; and
•	the five series of notes identified as Maximum Tender Offer Notes in the table above.

El Paso is offering to purchase the Maximum Tender Offer Notes such that the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Maximum Tender Offer Notes tendered is equal to $800,000,000 less the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Any and All Notes tendered and accepted for purchase (the “Maximum Tender Offer Amount”). El Paso reserves the right to increase the Maximum Tender Offer Amount, without extending withdrawal rights, subject to compliance with applicable law.

The Maximum Tender Offer Notes to be purchased in the Maximum Tender Offers will be determined in accordance with the acceptance priority level (in numerical priority order) specified in the table above (the “Acceptance Priority Level”). All the Maximum Tender Offer Notes validly tendered in the Maximum Tender Offers having a higher Acceptance Priority Level will be accepted before any validly tendered Maximum Tender Offer Notes having a lower Acceptance Priority Level are accepted. Accordingly, if the Priority 2 Notes are validly tendered in an amount such that the aggregate amount of the consideration to be paid for the Priority 2 Notes validly tendered is greater than the Maximum Tender Offer Amount, then none of the Priority 3 Notes will be accepted for purchase.  If the aggregate amount of the consideration for the Maximum Tender Offer Notes validly tendered at an Acceptance Priority Level is more than the remaining Maximum Tender Offer Amount, the principal amount of Maximum Tender Offer Notes to be purchased at that Acceptance Priority Level will be prorated.

If proration is required at an Acceptance Priority Level, each holder will have a fraction of the principal amount of tendered Notes at that Acceptance Priority Level purchased, rounded down to the nearest integral multiple of $1,000.  The proration factor shall be a fraction, the numerator of which is the Maximum Tender Offer Amount available for purchases at that Acceptance Priority Level and the denominator of which is the aggregate amount of the consideration for all Notes at that Acceptance Priority Level that have been validly tendered prior to the Expiration Date.

Holders of Notes that are validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on December 13, 2010 (such time, as it may be extended, the “Early Tender Date”) and that El Paso accepts for purchase will receive the applicable total consideration as specified in the table above (the “Total Consideration”), which includes the applicable early tender payment as specified in the table above (the “Early Tender Payment”).  Holders of Notes that are validly tendered after the Early Tender Date but on or prior to the Expiration Date and that El Paso accepts for purchase will receive only the applicable Tender Offer Consideration.  The applicable Tender Offer Consideration is equal to the applicable Total Consideration minus the applicable Early Tender Payment.

Holders who tender Notes on or prior to 5:00 p.m., New York City time, on December 13, 2010 (such date and time, as it may be extended, the “Withdrawal Deadline”) may withdraw such tendered Notes at any time on or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, holders who have tendered their Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Notes, unless El Paso is required to extend withdrawal rights under applicable law.

Payments for any Notes purchased by El Paso will include accrued and unpaid interest from and including the last interest payment date up to, but not including, the applicable settlement date.

El Paso may, at its option, accept for payment Any and All Notes validly tendered and not validly withdrawn on or prior to the Early Tender Date at any time after the Early Tender Date and prior to the Expiration Date (an “Early Acceptance Date”).  If El Paso elects to have an Early Acceptance Date, the Early Acceptance Date may be as early as December 14, 2010, the first business day after the Early Tender Date.  In such event, El Paso expects to purchase the Any and All Notes tendered on or prior to the Early Tender Date at a time promptly following early acceptance.

Payment of the applicable Tender Offer Consideration (and for Notes validly tendered on or prior to the Early Tender Date, the applicable Early Tender Payment) with respect to Notes that are validly tendered on or prior to the Expiration Date and are accepted for purchase (and not already purchased pursuant to early acceptance) will be made on the final settlement date, which is expected to be on December 31, 2010, the first business day following the Expiration Date.

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The complete terms and conditions of each tender offer is set forth in the Offer to Purchase and a Letter of Transmittal, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the tender offers. Copies of the Offer to Purchase and the Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the tender offers, at (212) 430-3774 (banks and brokers) or (866) 470-4300 (all others). Questions regarding the tender offers also may be directed to the dealer managers for the Tender Offers, Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7822 (collect).

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. El Paso is making the tender offers only by, and pursuant to the terms of, the Offer to Purchase and a Letter of Transmittal. The tender offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of El Paso, the depositary and information agent, the dealer managers or the trustee with respect to the Any and All Notes and the Maximum Tender Offer Notes, or any of El Paso’s or their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering, all or any portion of their Notes in response to the applicable tender offer.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America's largest interstate natural gas pipeline system and one of North America's largest independent natural gas producers.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, and our ability to successfully complete the tender offers. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Media Relations
Bruce Connery, Vice President
(713) 420-5855

Media Relations
Bill Baerg, Manager
(713) 420-2906